SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                          GALVESTON'S STEAKHOUSE CORP.
                 ----------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    -------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.(1). Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

                          GALVESTON'S STEAKHOUSE CORP.
                           151 E. ALESSANDRO BOULEVARD
                           RIVERSIDE, CALIFORNIA 92508
                                 (909) 789-0211


January ___, 1999


Dear Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend a Special Meeting of Stockholders to be held on Thursday, February 25, 1999 at 10:00 a.m. Pacific Time, at the offices of the Company at 151 E. Alessandro Boulevard, Riverside, California 92508.

         At the Meeting, you will be asked to consider and vote upon (i) a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Paragon Steakhouse Partners, Inc.; and (ii) a proposal to authorize the issuance of 1,750,000 shares of a new class of preferred stock of the Company to be designated and known as the Series C Convertible Preferred Stock (the "Series C Preferred Stock") as an incentive to senior management.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO VOTE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. YOUR RETURN OF THE FORM OF PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

         Your support, investment and interest in the Company is greatly appreciated.

                                                      Very truly yours,

                                                     /s/ Richard M. Lee

                                                     RICHARD M. LEE
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                          GALVESTON'S STEAKHOUSE CORP.
            ---------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY __, 1999
            ---------------------------------------------------------

To the Holders of Common Stock
of Galveston's Steakhouse Corp.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), will be held on Thursday, February 25, 1999 at 10:00 a.m. Pacific Time, at the offices of the Company at 151 E. Alessandro Boulevard, Riverside, California 92508, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To approve a proposed amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Paragon Steakhouse Partners, Inc..

         (2) To approve a proposal to authorize the issuance of 1,750,000 shares of a new class of preferred stock of the Company to be designated and known as the Series C Convertible Preferred Stock (the "Series C Preferred Stock") as an incentive to senior management.

         (3) To transact such other business as may properly come before the Special Meeting, or any such adjournment thereof. Except with respect to the foregoing proposals and procedural matters incident to the conduct of the Special Meeting, management is not aware of any other matters which could come before the Special Meeting.

         As determined by the Board of Directors, only stockholders of record at the close of business on December 31, 1998 are entitled to notice of, and to vote at, the Special Meeting of Stockholders or any postponement or adjournment thereof.

                                    By Order of the Board of Directors,

                                    /s/ Hiram J. Woo

                                    HIRAM J. WOO
                                    Secretary


January __, 1999
Riverside, California

PLEASE NOTE IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                          GALVESTON'S STEAKHOUSE CORP.

                           151 E. ALESSANDRO BOULEVARD
                           RIVERSIDE, CALIFORNIA 92508

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), of proxies for a Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, February 25, 1999, at 10:00 a.m. Pacific Time, at the offices of the Company located at 151 E. Alessandro Boulevard, Riverside, California 92508, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of the Special Meeting. Shares of common stock, $.01 par value per share (the "Common Stock"), of the Company may be represented at the Special Meeting by stockholders in person or by the return of the enclosed, properly executed, proxy card.

         The Notice of a Special Meeting, this proxy statement and the enclosed proxy card are first being mailed to stockholders commencing on or about January ___, 1999.

         Expenses in connection with this solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. One or more officers or employees of the Company may, but without compensation other than their regular compensation, also solicit proxies, either personally, by telephone, facsimile, or by special letter, from some stockholders. The Company will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxy materials to their principals or to beneficial owners, and will reimburse them for their expenses in so doing.

                          VOTING RIGHTS AND PROCEDURES
QUORUM

         The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock and the shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), considered together as a single class, outstanding on December 31, 1998 is necessary to constitute a quorum at the Special Meeting. The shares of Common Stock and the shares of Series B Preferred Stock shall vote together as one class.

OTHER MATTERS

         Abstentions will be counted for purposes of determining the presence of a quorum at the Special Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposals to amend the Restated Certificate of Incorporation to approve the change in the Company's name and to approve the authorization of the Series C Preferred Stock. Broker non-votes will not be counted for purposes of determining whether the proposal has been approved or not.

         At January __, 1999, directors and executive officers and their affiliates of the Company beneficially owned 414,462 shares of Common Stock, or 17.1% of the total shares of Common Stock outstanding on such date. In addition, at January __, 1999, Richard M. Lee, the Chairman of the Board, beneficially owned

1,000,000 shares of the Series B Preferred Stock. It is anticipated that all of such shares of Common Stock and Series B Preferred Stock will be voted in favor of all of the proposals of the Board described herein.

PROXIES

         Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) FOR the amendment of the Restated Certificate of Incorporation to approve the change in the Company's name; (ii) FOR the proposal to authorize the issuance of 1,750,000 shares of a new class of preferred stock of the Company to be designated and known as the Series C Convertible Preferred Stock (the "Series C Preferred Stock") to Richard M. Lee and Hiram J. Woo; and (iii) in the discretion of the proxy holder as to any other matter which may properly come before the Special Meeting. Broker non-votes will not be counted for purposes of determining whether the proposal has been approved or not. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

         A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows:
Galveston's Steakhouse Corp., 151 E. Alessandro Boulevard, Riverside, California 92508, Attention: Secretary.

                               SHARES OUTSTANDING

         Only Common Stockholders and holders of Series B Preferred Stock of record at the close of business on December 31, 1998 (the "Record Date") are entitled to notice of the Special Meeting and to vote the shares of Common Stock and Series B Preferred Stock held by them on that date at the Special Meeting or any adjournment or postponement thereof. Only holders of Common Stock and holders of Series B Preferred Stock will be entitled to vote at the Special Meeting. Each outstanding share of Common Stock and each outstanding share of Series B Preferred Stock entitles its holder to cast one vote on each matter to be voted on at the Special Meeting. There were outstanding on December 31, 1998, the record date for stockholders entitled to notice of and to vote at the Special Meeting, 2,428,325 shares of Common Stock and 1,000,000 shares of the Series B Preferred Stock.

         In the absence of a quorum at the Special Meeting, either in person or by proxy, the Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting until a quorum shall be formed.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING.

                                   PROPOSAL I

                              APPROVAL OF PROPOSAL
                        TO CHANGE THE NAME OF THE COMPANY


         On January __, 1999, the Board of Directors approved, and recommended for adoption by shareholders at this special meeting, an amendment to Article First of the Company's Restated Certificate of Incorporation to change the name of the Company to Paragon Steakhouse Partners, Inc. To accomplish this name change, it is necessary to amend the applicable provision of the Company's Restated Certificate of Incorporation.

         The affirmative vote of the holders of a majority of the shares of Common Stock and the shares of Series B Preferred Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting and entitled to vote is required for the approval of Proposal 1.

         Recommendation of the Board of Directors. Important and positive changes have occurred at the Company over the past year. The recent acquisition by the Company of eighty U.S.-based steakhouses from Paragon Steakhouse Restaurants, Inc. and Kyotaru Co. Ltd., as well as the renovation of four (4) Galveston locations in 1998, have provided the Company with a unique opportunity to change its name. While the Galveston's name has served the Company well, it does not reflect the business of the Company as it exists today and the direction in which it is moving. The Board of Directors believes that changing the name of the Company is a fundamental component of the repositioning of the Company in the marketplace. After careful consideration, the Board of Directors believes that Paragon Steakhouse Partners, Inc. better reflects the new mix of the Company's portfolio of steakhouses and its position as a leading operator of steakhouses in the United States.

         The change of the Company's name will not affect in any way the validity of currently outstanding stock certificates. Shareholders will not be required to surrender or exchange any stock certificates that they currently hold. The Company's symbol on the NASDAQ SmallCap Market will continue to be "SIZL".

         The Board of Directors believes that the adoption of the proposed amendment to the Restated Certificate of Incorporation is in the best interests of the Company and the shareholders. Accordingly, the Board of Directors is proposing that Article First of the Restated Certificate of Incorporation be amended to change the name of the Company to "Paragon Steakhouse Partners, Inc.".

         The full text of Article First of the Restated Certificate of Incorporation, as proposed to be amended, is as follows:

                  "FIRST: The name of the corporation is: PARAGON STEAKHOUSE PARTNERS, INC."

         ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

                                   PROPOSAL II

                    APPROVAL OF THE AUTHORIZATION AND ISSUANCE
                     OF SERIES C CONVERTIBLE PREFERRED STOCK

         On January __, 1999, the Board of Directors approved, upon the advice of its Compensation Committee, the filing of a Certificate of Designation to designate the terms, powers, preferences and rights of a new series of preferred stock to be designated as the Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The principal features of the Series C Preferred Stock are summarized below, but such summary is qualified in its entirety by reference to the Certificate of Designation designating the terms, powers, preferences and rights of the Series C Preferred Stock (the "Certificate of Designation"), which is attached hereto as Exhibit A.

         The holders of shares of the Series C Preferred Stock have the right to vote on all matters with the holders of the Common Stock, voting together as a single class, on a one vote per share basis. The shares of the Series C Preferred Stock shall be convertible into shares of Common Stock, at the option of the holder, at any time from and after the earlier to occur of: the date the Company's net profits for any fiscal year equal or exceed $4.2 million or eight years from their date of issuance (the "Conversion Test"). Upon conversion of the Series C Preferred Stock, the holder will be required to pay to the Company a conversion price per share equal to 110% of the closing bid price of the Company's Common Stock on the date of conversion.

         The shares of Series C Preferred Stock may not be redeemed by the Company absent the unanimous consent of the holders thereof. The holders of outstanding Series C Preferred Stock shall not be entitled to receive dividends prior to March 2, 2000, the second anniversary of the closing date of the Company's initial public offering. Thereafter, in the event the Conversion Test is satisfied, the Series C Preferred Stock will participate in any dividends declared on the Common Stock, on an as converted basis.

         In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company prior to March 2, 2000, or at any time thereafter if the Conversion Test is not satisfied, the holders of Series C Preferred Stock shall be entitled to $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company after the satisfaction of the Conversion Test, the holders of Series C Preferred Stock shall be entitled to share with the holders of Common Stock pari passu in the assets of the Company, on an as converted basis.

         It is the present intention of the Board of Directors to issue 1,750,000 shares of the Series C Preferred Stock to two of the Company's senior executive officers. Of the 1,750,000 shares of the Series C Preferred Stock which it is intended will be issued, 1,050,000 shares will be issued to Richard
M. Lee and 700,000 shares will be issued to Hiram J. Woo. The Board of Directors is seeking shareholder approval of these contemplated issuances.

         Only Richard M. Lee, Chairman and Chief Executive Officer of the Company, and Hiram J. Woo, President of the Company, are eligible to receive shares of the Series C Preferred Stock. Mr. Lee and Mr. Woo are eligible to receive shares of Series C Preferred Stock because, in the view of the Board of Directors, they have made substantial contributions to the Company in the course of its growth and will face increased challenges to sustain the Company's growth in the coming years.

                       BENEFITS OF ELIGIBILITY TO RECEIVE
                       SHARES OF SERIES C PREFERRED STOCK

Name and Position                      Dollar Value($)        Number of Shares
-----------------                      ---------------        ----------------
Richard M. Lee, Chairman and Chief         $                      1,050,000
Executive Officer
Hiram J. Woo, President and Secretary      $                        700,000

Executive Group                            $                      1,750,000
Non-Executive Director Group               $0                             0

Non-Executive Officer Employee Group       $0                             0

         The foregoing arrangement to issue shares of the Series C Preferred Stock cannot be amended otherwise than by a vote of security holders.

         The Company does not intend to register the shares of the Series C Preferred Stock under the Securities Act of 1933, as amended (the "Act"), pursuant to the exemption from such registration provided by Regulation D promulgated under the Act since the issuance and delivery of such shares will constitute a private placement of such shares to accredited investors.

         As stated above, Richard M. Lee owns 1,000,000 shares of the Series B Preferred Stock as well as 256,920 shares of the Common Stock. The shares of Series B Preferred Stock and the shares of the Common Stock vote together as one class. Accordingly, on all matters which require a vote of the Company's shareholders, Richard M. Lee has the power to vote 1,256,920 of the 3,428,325 total outstanding shares of the Company's voting stock, or 36.7% of the total voting power of the Company's shares. Upon the issuance and delivery of 1,050,000 shares of the Series C Preferred Stock to Richard M. Lee as proposed herein, Mr. Lee will have the power to vote 2,306,920 of the then 5,178,325 total outstanding shares of the Company's voting stock, or 44.6% of the total voting power of the Company's shares. Accordingly, following the issuance and delivery of the shares of the Series C Preferred Stock as proposed herein, Richard M. Lee will continue to have significant control over the outcome of all matters submitted to the stockholders for approval, including the election of the Company's board of directors.

         The affirmative vote of the holders of a majority of the shares of Common Stock and the shares of Series B Preferred Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting and entitled to vote is required for the approval of Proposal 2.

         Recommendation of the Board of Directors. The Board of Directors, upon the advice of its Compensation Committee, believes that the authorization of the Series C Preferred Stock is in the best interests of the Company and its stockholders. In reaching this conclusion, the Board of Directors and its Compensation Committee took into account, among other things, the greater flexibility inherent in the unhindered ability of the Company to issue additional shares of preferred stock in order to compensate and create incentives for senior management of the Company. In formulating its intention to issue shares of Series C Preferred Stock to Messrs. Lee and Woo, the Board of Directors took into account, among other things, Messrs. Lee's and Woo's substantial contributions to the Company in the course of its growth since Mr. Lee became Chairman and Mr. Woo became President; the increased challenge of sustaining the Company's growth through the coming years in view of its significantly greater size (particularly as a result of the recent acquisition of eighty U.S.-based steakhouses from Paragon Steakhouse Restaurants, Inc. and Kyotaru Co. Ltd.), and the increasingly competitive business environment; and the desirability of obtaining Messrs. Lee's and Woo's future commitment to the continued growth and profitability of the Company.

         ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Special Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/Richard M. Lee

                                    RICHARD M. LEE
                                    Chairman of the Board

January __, 1999
Riverside, California

                          GALVESTON'S STEAKHOUSE CORP.

                          151 E. ALESSANDRO BOULEVARD,
                           RIVERSIDE, CALIFORNIA 92508

                          ----------------------------
                                 REVOCABLE PROXY
                      ------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GALVESTON'S STEAKHOUSE CORP. FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 25, 1999 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The Undersigned hereby appoints Richard M. Lee or Hiram J. Woo as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Galveston's Steakhouse Corp. held of record by the undersigned on December 31, 1998, at the Special Meeting of Stockholders to be held on February 25, 1999, or any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present as indicated below.

1. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION of the Company to change the name of the Company to Paragon Steakhouse Partners, Inc.:

                     [ ] FOR              [ ] AGAINST          [ ] ABSTAIN

2. PROPOSAL TO AUTHORIZE THE ISSUANCE OF 1,750,000 SHARES of a new class of preferred stock of the Company to be designated and known as the Series C Convertible Preferred Stock (the "Series C Preferred Stock") as an incentive to Richard M. Lee and Hiram J. Woo.


                     [ ] FOR              [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Meeting including, but not limited to, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting.

Galveston's Steakhouse Corp.
Proxy Card
Page 2 of 2



         THIS PROXY HAS BEEN MADE AVAILABLE TO __________________________.

         The Board of Directors recommends that you vote FOR Proposal 1 and FOR Proposal 2.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

         The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company called for February 25, 1999 and a Proxy Statement for the Special Meeting.

          PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE.


---------------------------------------              Date:   _____________, 1999
               Signature


---------------------------------------              Date:   _____________, 1999
               Signature


---------------------------------------              Date:   _____________, 1999
               Signature



PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. ONLY ONE SIGNATURE IS REQUIRED IN CASE OF A JOINT ACCOUNT. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE.

                                                                      EXHIBIT A


                          GALVESTON'S STEAKHOUSE CORP.
                     --------------------------------------

               CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES
                  OF A SERIES OF PREFERRED STOCK BY RESOLUTION
                   OF THE BOARD OF DIRECTORS PROVIDING FOR AN
                 ISSUE OF 1,750,000 SHARES OF SERIES C PREFERRED
                       STOCK, $.001 PAR VALUE, DESIGNATED
                  AS THE "SERIES C CONVERTIBLE PREFERRED STOCK"



         We, Richard M. Lee, Chairman of the Board, and Hiram J. Woo, Secretary, of GALVESTON'S STEAKHOUSE CORP., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designation under the corporate seal of the Corporation and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions:

                  RESOLVED, that, pursuant to Article FOURTH of the Certificate of Incorporation (which authorizes 5,000,000 shares of Preferred Stock, $.001 par value, of which 1,000,000 shares of the Series B Convertible Preferred Stock presently are issued and outstanding), the Board of Directors hereby fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of a series of 1,750,000 shares of Series C Convertible Preferred Stock referred to herein as the "Series C Convertible Preferred Stock".

                  RESOLVED, that each share of the Series C Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:


                  1. Number of Shares. The number of shares constituting the Series C Convertible Preferred Stock shall be and the same is hereby fixed as 1,750,000.

                  2. Stated Capital. The amount to be represented in stated capital at all times for each share of the Series C Convertible Preferred Stock shall be its par value of $.001 per share.

                  3. Rank. Subject to Section 5, the Series C Convertible Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.01 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

                  4. Dividends. The holders of outstanding Series C Convertible Preferred Stock shall not be entitled to receive dividends prior to the second anniversary of the closing date ("Closing Date") of the Corporation's initial public offering.

         Thereafter, in the event the Conversion Test (as defined in Section 7(a) below) is satisfied, the Series C Convertible Preferred Stock will participate in any dividends declared on the Common Stock, on an as converted basis under Conversion Option B (as defined in Section 7(b) below).

                  5. Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to the second anniversary of the Closing Date, or subsequent to the Closing Date if the Conversion Test is not satisfied, the holders of Series C Convertible Preferred Stock shall be entitled to $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the satisfaction of the Conversion Test, the holders of Series C Convertible Preferred Stock shall be entitled to share with the holders of Common Shares pari passu in the assets of the Corporation, on an as converted basis under Conversion Option B, whether such assets are capital or surplus of any nature. A Reorganization (as defined in Subsection 8(f) below) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 5.

                  6. Redemption. Shares of Series C Convertible Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

                  7. Conversion Rights.

                           (a) The Series C Preferred Shares shall be convertible upon the earlier to occur of (i) the date it is determined that the Corporation's net profits for any fiscal year have equalled or exceeded $4.2 million or (ii) eight (8) years from the date of issuance (the "Conversion Test"). If the Corporation is sold (whether by sale of all or substantially all of its stock or assets, or by a merger in which the Corporation is not the surviving corporation) at a per share price which exceeds 150% of the initial public offering price of the Common Stock, the Conversion Test will be deemed satisfied, the Series C Preferred Shares will be convertible immediately prior to the closing of such sale, and the holders of the Series C Preferred Shares will be entitled to the rights set forth in Section 5 above.

                           (b) The date on which a conversion of Series C Preferred Shares takes place shall be termed the "Conversion Date" for such shares. The conversion of Series C Preferred Shares shall be on the basis of one share of Common Stock for one Series C Preferred Share; provided, however, that such one for one conversion rate shall be subject to adjustment from time to time in certain instances as provided in Section 8 below (the conversion rate in effect at any given time shall be termed the "Conversion Rate"). Upon conversion, the holder of the Series C Preferred Shares will be required to pay to the Corporation a conversion price for each share equal to 110% of the closing bid price of the Common Stock on the date of conversion (the "Conversion Price"). The holder of the Series C Preferred Shares may pay the Conversion Price in cash ("Conversion Option A") or by surrendering additional Series C Preferred Shares, valued at the difference between (i) the average market value of the Common Stock over the five (5) business day period immediately preceding the Conversion Date and (ii) the Conversion
         Price ("Conversion Option B").

                           (c) As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holders at the office of the then transfer agent for the Series C Convertible Preferred Stock, a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subsection 7(d) below. Each holder shall be deemed to have become a shareholder of record of the Common Stock on the Conversion Date.

                           (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of Series C Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of such Series C Preferred Shares shall be computed on the basis of the aggregate number of Series C Preferred Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any shares of Series C Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the Market Price (as defined in Subsection 12(a)) of the Common Stock at the close of business on the last business day prior to the Conversion Date.

                           (e) If any shares of Common Stock to be reserved for the purpose of conversion of Series C Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                           (f) All shares of Common Stock which may be issued upon conversion of Series C Convertible Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Shares pursuant hereto. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series C Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. If and to the extent the Corporation is required to withhold taxes in connection with the conversion of the Series C Preferred Shares, the holders thereof may, at their option (and subject to compliance with federal securities laws), effect such withholding by (i) causing the Corporation to retain a portion of the Common Stock issuable upon such conversion (valued at Market Price), or (ii) delivering additional shares of Series C Convertible Preferred Stock (valued at Market Price less Conversion Price).

                           (g) All certificates representing Series C Preferred Shares surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

                  8. Adjustment of Conversion Rights.

                           (a) In case the Corporation shall, with respect to its Common Stock, (i) pay a dividend or make a distribution on its shares of Common Stock which is paid or made in shares of Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each holder of a Series C Preferred Share thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive in respect of such Series C Preferred Share immediately after the happening of any of the events described above had such Series C Preferred Share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 8(a), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive), shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                           In the event that at any time as a result of an adjustment made pursuant to this Subsection 8(a), the holder of any Series C Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Rate with respect to other shares so receivable upon conversion of any Series C Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 8.

                           (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for its Common Stock) at a price per share less than the Market Price per share of Common Stock on the record date mentioned below (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants, plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares offered for subscription or purchase would purchase at such Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date for such rights or warrants.

                           In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends out of legally available funds and dividends or distributions payable in capital stock or other securities for which adjustment is made pursuant to Subsection 8(a) and excluding for purposes of this section rights or warrants to subscribe to securities of the Corporation), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Market Price per share of Common Stock on the record date mentioned below, and of which the denominator shall be such Market Price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Anything in this Section 8 to the contrary notwithstanding, the Corporation shall be entitled to make such increase in the number of shares of Common Stock to be acquired upon conversion of a Series C Preferred Share, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                           (c) On the expiration of any rights or warrants referred to in Subsection 8(b), or the termination of any rights of conversion or exchange referred to in Subsection 8(a)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

                           (d) Except as provided in Subsections 8(a), 8(b) and 8(c) above, no other event shall effect a change in the Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Chief Financial Officer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Section 8 and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made (the "Adjustment Certificate"). Such Adjustment Certificate shall forthwith be filed with) the transfer agent for the Series C Convertible Preferred Stock, if any, and a notice thereof mailed to the holders of record of the outstanding shares of such series.

                           (e) It the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "Reorganization"), no adjustment of conversion rights or the Conversion Rate shall be made; provided, however, each holder of a Series C Preferred Share shall thereupon be entitled to receive upon conversion of the Series C Preferred Share, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("Successor Corporation") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Series C Preferred Share been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Subsection 8(e) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series C Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Series C Preferred Shares. The provisions of this Subsection 8(e) shall similarly apply to successive Reorganiza tions.

                           (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series C Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series C Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 8(e) above applies, effective provision shall be made in the certificate or articles of incorpo ration, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of the Series C Convertible Preferred Stock in accordance with the provisions of this Section 8.

                           (g) The Corporation shall not amend its Certificate of Incorpora tion, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Convertible Preferred Stock set forth herein.

                  9. Voting Rights.

                           (a) The holders of the Series C Convertible Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a one vote per share basis. The holders of the Series C Convertible Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

                           (b) In addition to any other rights provided by Subsection 9(a) or by applicable law, so long as any Series C Convertible Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of all of the holders of the Series C Preferred Shares outstanding;

                                    (i)  increase the authorized number of
         shares of Series C Convertible Preferred Stock;

                                    (ii) create any class or series of shares
         ranking prior or pari passu to the Series C Convertible Preferred Stock either as to dividends or upon liquidation;

                                    (iii) amend, alter or repeal any of the
         preferences or rights of the Series C Convertible Preferred Stock; or

                                    (iv)  authorize any reclassification of the
         Series C Convertible Preferred Stock.

                           (c) The voting rights set forth in this Section 9 shall in no way be affected by a failure in the satisfaction of the Conversion Test.

                  10. Transferability. Subject to restrictions imposed under federal and state securities laws, the Series C Preferred Shares shall be freely transferable by the holders thereof.

                  11. Registration Rights. If and to the extent that the shares of Common Stock issuable upon conversion of the Series C Preferred Shares are not includable in a registration statement on Form S-8, the Corporation will prepare and file, at its own expense, a shelf registration statement on Form S-3 (or such other available Form if Form S-3 shall not be available to the Corporation) to enable them to resell shares of Common Stock acquired upon conversion of the Series C Preferred Shares.

                  12. Definitions.

                           (a) The "Market Price" per share of Common Stock at the time as of which such "Market Price" is determined shall be deemed to be the average of the Closing Prices for twenty (20) business days selected by the Corporation out of the thirty (30) consecutive days immediately preceding the date as of which such "Market Price" is determined, except that for purposes of Section 7(d) above, the "Market Price" shall be the Closing Price on the last business day preceding the event requiring such determination. For the purpose of the foregoing sentence, a "business day" means a day on which the exchange or over-the-counter market on which the Common Shares are traded was open for at least one-half (1/2) of its normal business day.

                           (b) The "Closing Price" on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Shares are traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Shares are traded; provided, however, that if the Common Shares are not publicly traded or listed during the time of any computation pursuant to this section, their "Market Price" for the purposes hereof shall be the fair value as determined in good faith and certified to the Corporation by any person agreed upon by, and mutually satisfactory to, the President of the Corporation and the holders of the Series C Convertible Preferred Stock; provided, however, that if such persons are unable to agree upon a mutually satisfactory person, then the "Market Price" shall be the fair value as determined in good faith by the Board of Directors of the Corporation.

         IN WITNESS WHEREOF, said GALVESTON'S STEAKHOUSE CORP. has caused this Certificate of Designation to be signed by Richard M. Lee, its Chairman of the Board, and attested to by Hiram J. Woo, its Secretary this __th day of __________, 1999.

                                           GALVESTON'S STEAKHOUSE CORP.

                                           By: _________________________
                                                     Richard M. Lee
                                                Chairman of the Board

CORPORATE SEAL


ATTEST:

By: _________________________
         Hiram J. Woo
         Secretary